UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) - August 8, 2001

BYL BANCORP
(Exact name of registrant as specified in its charter)

California	000-23257	33-0755794
(Name or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1875 North Tustin Street, Orange, California (Address of principal executive offices)	92865 (zip code)

(Registrants' telephone number, including area code) - (714) 685-1317

NA
(Former name or former address, if changed since last report.)

Item 5.  Other Events

    On August 6, 2001 the Boards of Directors of BYL Bancorp and BYL Bank Group announced the appointment of Mr. Barry J. Moore as Acting President and Chief Executive Officer of BYL Bancorp and BYL Bank Group effective August 1, 2001. Mr. Moore joined the Bank in 1986 and has served as Chief Operating Officer since 1997. At the same time, the Boards of Directors of BYL Bancorp and BYL Bank Group announced that Mr. Robert Ucciferri retired as President and Chief Executive Officer of BYL Bancorp and BYL Bank Group. Also effective August 1, 2001, Mr. Ucciferri will remain a consultant to the Bank until December 31, 2003.

    A copy of the press release in connection with the announcement is attached hereto as Exhibit "99(1)" and is incorporated by reference herein in its entirety.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits.

    99(1) Copy of the aforementioned Press Release.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYL BANCORP
Dated: August 8, 2001	By:	/s/ BARRY J. MOORE Barry J. Moore Acting President